EXHIBIT 3.6(b)

                                                              August 31, 1988



                                     BY-LAWS
                                       OF
                             COAST COMPOSITES, INC.


                                    ARTICLE I
                                     OFFICES

     Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office for the transaction of the business of the corporation shall be located at such place within or without the State of California as shall be fixed from time to time by the board of directors.

     Section 2. OTHER OFFICES. Branch offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                              NUMBER OF DIRECTORS

The authorized number of directors of the corporation shall be not less than three nor greater than seven, until changed by a bylaw duly adopted by the shareholders.

[Adopted by the Sole Stockholder on May 20, 1998.]

                                  ARTICLE III
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. All annual meetings of shareholders and all other meetings of shareholders shall be held at any place within or without the State of California which may be designated by the board of directors, or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation. Absent such designation or written consent, meetings shall be held at the principal executive office.

     Section 2. ANNUAL MEETINGS. The annual meeting of shareholders of this corporation shall be held on such date and at such time as may be designated from time to time by the board of directors. At the annual meeting directors shall be elected, and any other business may be transacted which is within the power of the shareholders and allowed by law, provided, however, that unless the notice of meeting, or the waiver of notice of such meeting, sets forth the general nature of any proposal to (i) approve or ratify a contract or transaction with a director or with a corporation, firm or association in which a director has an interest, (ii) amend the Articles of Incorporation of this corporation; (iii) approve a reorganization or merger involving this corporation; (iv) elect to wind up and dissolve this corporation; or (v) effect a plan of distribution upon liquidation otherwise than in accordance with liquidation preferences of


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outstanding shares with liquidation preferences, no such proposal may be approved at an annual meeting.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose whatsoever , may be called at any time by the chairman of the board, if any, by the president, by the board of directors, by any two (2) directors, or by one or more shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Upon request in writing specifying the general purpose of such meeting, to the chairman of the board (if any), president, vice president or secretary, by any person entitled to call a special meeting of shareholders, the officer receiving such notice forthwith shall cause notice to be given to the shareholders entitled to vote at such meeting, that a meeting will be held at the time requested by the person or persons requesting a meeting, which date shall be not less than thirty-five (35) nor more than sixty
(60) days after the receipt by such officer of the request. No business shall be transacted at a special meeting unless its general nature shall have been specified in the notice of such meeting; provided, however, that any business may be validly transacted if the requirements for such validity, as provided in
Section 11 of this Article, are met.

     Section 4. NOTICE OF MEETINGS, ANNUAL OR SPECIAL. Except as otherwise provided by law, notice of all meetings of shareholders shall be given in writing to shareholders entitled to vote at the meetings by the secretary, or assistant-secretary, or transfer agent (if so authorized by the board of directors) or in the case of the neglect or refusal or other failure so to do by such persons by any director. A notice may be given to any shareholder either personally or by mail, or by other means of written communication (including cable, telegram or telex), charges prepaid, addressed t the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If a shareholder gives no address, constructive notice may be given to him as provided by the California Corporations Code. Notice of any meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before the meeting. The notice shall be deemed given at the time when delivered personally or when deposited in the mail or sent by other means of written communication. Such notice shall specify the place, the day and the hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, (ii) in the case of an annual meeting, those matters which the corporation's board of directors intends, at the time of the giving of the first of such notices, to present to the shareholders for action, and (iii) in the case of a meeting at which directors are to be elected, the names of nominees which management, at the time of the giving of the first of such notices, intends to present to the shareholders for election. Proof that notice was given shall be made by affidavit of the secretary, assistant-secretary, transfer agent, or director, or of the person acting under the direction of any of the foregoing, who gives such

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

notice, and such proof of notice shall be made a part of the minutes of the meeting. Such affidavit shall be prima facie evidence of the giving of such notice. Attendance at and presence of a shareholder at a meeting shall constitute a waiver of notice of such meeting except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is especially made at the meeting. If any shareholder shall, in person, by attorney thereunto duly authorized, or by a written communication, waive notice of any meeting of shareholders, notice of such meeting need not be given him. It shall not be necessary to state in a notice of any meeting of shareholders as a purpose thereof any matter relating to the procedural aspects of the conduct of such meeting.

     Section 5. PERSONS ENTITLED TO VOTE. Except as otherwise provided by law, and except when a record date has been fixed, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given, shall be entitled to notice of a shareholders' meeting, or to vote at such meeting. In the event notice is waived, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which the meeting is held, shall be entitled to vote.

     Section 6. RECORD DATE. The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders or entitled to receive any dividend or distribution, or to any change, conversion, or exchange of shares. The record date so fixed shall be note more than sixty (60) days nor less than ten (10) days prior to the date of the meeting or event for the purposes for which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. In the event any meeting of shareholders is adjourned for more than forty-five (45) days, the board shall fix a new record date for purposes of giving notice of, and determining the holders of shares entitled to vote at such adjourned meeting.

     Section 7. PRESIDING OFFICER. Unless the board of directors shall otherwise provide in advance of any shareholders meeting, at each meeting of the shareholders, the chairman of the board shall preside, or if none, or if absent or unable to act, the president shall preside, or in the case of the absence or inability


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

to act of the chairman of the board and of the president, a vice president shall preside, or in the case of the absence or inability to act of the chairman of the board, president and a vice president, a director or shareholder, appointed by the shareholders at the meeting, shall preside.

     Section 8. QUORUM. The presence at a meeting in person or by proxy of the persons entitled to vote a majority of the voting shares constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of such number of shareholders so as to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. Except as otherwise provided by law, or in the Articles of Incorporation of this corporation, the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present, shall be the act of the shareholder.

     Section 9. ADJOURNMENT MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by a vote of the majority of the shares present, in person or by proxy. When a meeting is adjourned for forty-five (45) days or more, or if a new record date for the adjourned meeting is fixed by the board of directors, notice of the adjourned meeting shall be given to such shareholder of record entitled to vote at the adjourned meeting, as in the case of any original meeting. When a meeting is adjourned for less than forty-five (45) days, and a new record date is not fixed by the board of directors, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken, provided that only business which might have been transacted at the original meeting may be conducted at such adjourned meeting.

     Section 10. VOTING. Unless otherwise provided by law or in the Articles of Incorporation, each shareholder entitled to vote is entitled to one vote for each share except that at any election for directors each shareholder may, subject to the satisfaction of all statutory conditions precedent to the exercise of such rights, cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit. Any holder of shares entitled to vote on any matter may vote part of his shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares he is voting affirmatively, it will be conclusively presumed that


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the shareholder's approving vote is with respect to all shares which such shareholder is entitled to vote.

     Section 11. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12. ACTION WITHOUT MEETING. Any action which, under any provision of the General Corporations Law of the Corporations Code of the State of California, may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that unless the consents of all shareholders entitled to vote have been solicited in writing, if any action is approved by written consent of less than all shareholders entitled p to vote, prompt notice shall be given (in the same manner as notice of meetings is to be given), and within the time limits prescribed by law, of such action to all shareholders entitled to vote who did not consent in writing to such action; and provided further, that directors may be elected by written consent only if such consent is unanimously given by all shareholders entitled to vote, except that action taken by shareholders to fill one or more vacancies on the board, may be taken by unanimous written consent of a majority of the shares entitled to vote in such election.

     Section 13. PROXIES. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized by a written proxy executed by the person or his duly authorized agent and filed with the secretary of the corporation. A proxy is not valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specifies therein the length of time for which it is to continue in force. Except as set forth below, any proxy duly executed is not revoked, and continues in full force and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, executed by the person executing the prior proxy and presented to the meeting is filed with the secretary of the corporation, or unless the person giving the proxy attends the meeting and votes in person. A proxy which states on its face that it is irrevocable, will be irrevocable for the period of time specified in the proxy, if held by a person (or nominee of a


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


person) specified by law to have a sufficient interest to make such proxy irrevocable and only so long as he shall have such interest. If proxies are distributed to ten (10) or more shareholders and this corporation at the time has one-hundred (100) or more shareholders of record, as determined in accordance with the California General Corporation Law the form of such proxy shall conform to the requirements of the General Corporation Law of the State of California unless the corporation has a class of securities registered under
Section 12 of the Securities Exchange Act of 1934 or has a class of securities exempt therefrom by virtue of Section 12(g)(2) of said Act.

                                   ARTICLE IV
                            DIRECTORS AND MANAGEMENT

     Section 1. POWERS OF DIRECTORS. Subject to limitations of the Articles of Incorporation of this corporation and of the General Corporations Law of the State of California as to action which shall be authorized or approved by the shareholders, or approved by the outstanding shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be controlled by, the board of directors. Without limiting the generality of the foregoing, it is hereby expressly declared that the directors shall have the power and, to the extent required by law, the duty:

          (a) To appoint and remove at pleasure all officers, managers, management companies, agents and employees of the corporation, prescribe their duties in addition to those prescribed in these By-Laws, supervise them, fix their compensation and require from them security for faithful service. Such compensation may be increased or diminished at the pleasure of the directors.

          (b) To authorize any officer or officers, agent or agents, to enter into any contract to execute any instrument in the name of and on behalf of the corporation (including a power of attorney), and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent, or employee shall have the power or authority to bind the corporation by any contract or agreement, or to pledge its credit or to render it liable for any purpose or for any amount.

          (c) To conduct, manage and control the affairs and business of the corporation; to make rules and regulations not inconsistent with the Articles of Incorporation or California law or these By-Laws; to make all lawful orders on behalf of the corporation and to prescribe the manner of executing the same.

          (d) To designate form time to time the person or persons who may sign or endorse checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued


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in the name of, or payable to, the corporation, and to prescribe the manner of collecting and depositing funds of the corporation, and manner of drawing of checks thereon.

          (e) To appoint by resolution of a majority of the authorized number of directors an executive committee and other committees and to delegate to the executive committee any of the powers and authorities of the board in the management of the business and affairs of the corporation, except the power to
(i) fill vacancies on the board or any committee, (ii) fix compensation of directors; (iii) adopt, amend or repeal the By-Laws; (iv) amend or repeal resolutions of the board which are expressly nonamendable or repealable, (v) declare a dividend or distribution to shareholders or authorize the repurchase of the corporation's shares except at a rate, in a periodic amount or within a range, determined by the board; (vi) establish other committees of the board; or
(vii) approve any action which in addition to board approval requires shareholder approval. The executive committee shall be composed of two (2) or more of the directors. The provisions of these By-Laws regarding notice and meetings of directors shall apply to all committees.

          (f) To authorize the issuance of stock of the corporation, from time to time, upon such terms as may be lawful.

          (g) To prepare an annual report to be sent to the shareholders after the close of the fiscal or calendar year of this corporation, which report shall comply with the requirements of law. To the extent permitted by law, the requirements that an annual report be sent to shareholders and the time limits for sending such reports are hereby waived, the directors, nevertheless, having the authority to cause such report to be prepared and sent to shareholders.

     Section 2. TERM OF OFFICE. Directors shall hold office until the next annual meeting of shareholders and until their successors are elected.

     Section 3. VACANCIES. A vacancy in the board of directors exists in case of the happening of any of the following events:

          (a) The death, resignation, or removal of any director.

          (b) The authorized number of directors is increased.

          (c) At any annual, regular, or special meeting of shareholders at which any director is elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.


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

          (d) The board of directors declares vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or otherwise in a manner provided by law.

All vacancies (other than vacancies created by removal of a director) may be filled by the majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the shareholders. The shareholders may, by vote or written consent of a majority of the outstanding shares entitled to vote in election of directors, elect a director at any time to fill any vacancy not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

     Section 4. MEETINGS OF DIRECTORS.

          (a) There shall be no regular meetings of the board of directors unless the board of directors shall establish such regular meetings by duly adopted resolution and each meeting of the board of directors shall be a special meeting.

          (b) All meetings of the board of directors shall be called by the chairman of the board (if any), or the president, or if both are absent or unable or refuse to act, by any vice president, the secretary or by any two (2) directors.

          (c) Written or oral notice of the time and place of special meetings of the board of directors shall be given or delivered personally to each director, or sent to each director by mail or by other form of written or telephonic communication (including cable, telegram, telex and telephone), at least forty-eight (48) hours before the meeting if personal delivery is made, or if the telephone, telegraph cable or telex is used, and at least four (4) days before the meeting if mail is used. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the place and city in which the meetings of the directors are regularly held. Proof that notice was given shall be by affidavit of the chairman of the board, president, vice president, secretary or two (2) directors, or of the person acting under the direction of any of the foregoing, who gives such notice and such proof of notice shall be made a part of the minutes of the meeting. Notice of the time and place of holding an adjourned meeting shall be given to absent directors if the time fixed at the meeting which was adjourned for the adjourned meeting is more than twenty-four (24) hours after


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adjournment. Notwithstanding the foregoing, sufficient notice of n a meeting of the board of directors to be held immediately following a shareholders meeting at which one or more directors is elected, may be given by announcement thereof at such shareholders' meeting.

          (d) At the meeting of the board of directors next following each annual meeting of the shareholders, the board shall elect officers.

          (e) Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Meetings of the directors may be held at any place within or without the State of California designated from time to time by a resolution of the board or by written consent of all members of the board, and in the absence of such designation shall be held at the principal executive office of the corporation.

          (f) A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board of directors, unless the law or the Articles require a greater number. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the directors who constitute a quorum for such meeting.

          (g) A quorum of the directors may adjourn any directors' meeting to meet again at a stated time and place. In the absence of a quorum, a majority of the directors present may adjourn from time to time.

          (h) Meetings of the board may be held through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

     Section 5. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors of this corporation under the General Corporations law of the Corporations Code of the State of California may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such


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action by written consent shall have the same force and effect as a unanimous vote of such directors.

     Section 6. FEES AND COMPENSATION. One or more of the directors may, by resolution of the board of directors, receive a stated salary for services as director and may be allowed a fixed fee, with or without expenses, for attendance at each meeting. Nothing herein contained shall be construed or preclude any director from serving the corporation in any capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

     Section 7. REQUIRED OFFICERS. This corporation shall have a president, a secretary, and a chief financial officer, each of whom shall be chosen by and hold office at the pleasure of the board of directors. Any two or more offices may be held by the same person. Officers may be, but need not necessarily be, selected from the members of the board of directors or from the shareholders.

     Section 8. PERMITTED OFFICERS. The board of directors may from time to time choose such other officers, including chairman of the board, one or more vice presidents or assistant vice presidents, a treasurer, and assistant secretaries, as may be deemed expedient, to hold office at the pleasure of the board of directors, with such authority as may be specifically delegated to such officers by the board of directors.

     Section 9. CHAIRMAN OF THE BOARD. Should the board of directors elect a chairman of the board, he shall, subject to the control of the board of directors, have such supervision, direction and control of the business and other officers of the corporation as the board of directors may delegate to him from time to time. Absent such specific delegation, and unless provided otherwise by resolution of the board of directors, the chairman of the board shall have the duties and authority of a chief executive officer. The chairman of the board shall preside at all meetings of the shareholders, and, if a director, at all meetings of the board of directors.

     Section 10. PRESIDENT. The president shall, subject to the control of the board of directors, have such supervision, direction and control of the business and officers of the corporation as the board of directors may delegate to him or them from time to time. Absent such specific delegation, and in the absence of the existence of the office of chairman of the board, he shall have the duties and authority of a chief executive officer, and shall preside at all meetings of the shareholders and, if a director, at all meetings of the board of the board of directors. Should the office of chairman of the board exist, the president shall have such duties and authority as may be granted


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to him by the board of directors or as may be delegated to him by the chairman of the board.

     Section 11. SECRETARY. The secretary shall be the custodian of the seal of the corporation and of the books and records and files thereof and shall affix the seal of the corporation to all certificates of stock, papers and instruments requiring the same. The secretary shall, in the manner provided by law, keep, or cause to be kept, at the principal executive office, or such other place as the board of directors may order, a minute book of all meetings of directors and shareholders. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of can collation of every certificate surrendered for cancellation.

     Section 12. TREASURER. The treasurer shall perform the duties designated by the president and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. He shall render to the president of the board of directors, whenever he or they request it, an account of the financial condition of the corporation.

                                    ARTICLE V
                                      STOCK

     Section 1. CERTIFICATE OF SHARES. Every owner of shares in this corporation shall be entitled to have a certificate, in such form, not inconsistent with the Articles of Incorporation or any law, as shall be prescribed by the board of directors, certifying the number of shares, and class or series, owned by him in the corporation. Every certificate for shares shall be signed by the chairman of the board, if any, president or a vice president and the secretary or an assistant secretary. Subject to the restrictions provided by law, signatures may be facsimile and shall be effective irrespective of whether any person whose signature appears on the certificate shall have ceased to be such officer before the certificate is delivered by the corporation. Each certificate issued shall bear all statements or legends required by law to be affixed thereto.

     Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by such other person as may under law be authorized to endorse such shares for transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary or with the transfer agent


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or transfer clerk. Except as otherwise provided by law, upon surrender to the corporation or its transfer agent or transfer clerk of a certificate for shares duly endorsed and accompanied by all applicable taxes thereon, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. The secretary or transfer agent may require that all signatures shall be guaranteed. Whenever any transfer of shares shall be made for collateral security and not absolutely, such facts shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and transferee request the corporation so to do.

     Section 3. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The holder of any shares of the corporation shall immediately notify the corporation of any loss, theft, destruction or mutilation of the certificate therefor. The board of directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, or upon the surrender of any mutilated certificate, if the corporation shall not theretofore have received notice that the certificate alleged to have been lost, destroyed or stolen has been acquired by a bona fide purchaser thereof, and the board of directors may, at its discretion, require the owner of the lost, stolen, or destroyed certificate or his legal representatives to give the corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the board of directors shall, in its uncontrolled discretion, determine, to indemnify the corporation against any claim that may be made against it on account of alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

     Section 4. REGISTERED SHAREHOLDERS. Except as otherwise provided by law, the corporation shall be entitled to recognize as the exclusive owner of shares or other securities of the corporation for all purposes as regards the corporation, the person in whose name the shares or other securities stand registered on its books as the owner and such person exclusively shall be entitled to receive dividends and to vote as such owner. To the extent permissible under law, the corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of the shares or other securities, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares or other securities on the part of any person, whether or not it shall have express or other notice thereof.

     Section 5. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations not inconsistent with law or with the Articles of Incorporation as may


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be deemed expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation, and may appoint transfer agents, transfer clerks and registrars thereof.

                                   ARTICLE VI
                         CORPORATE RECORDS --INSPECTION

     Section 1. RECORDS. The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at this corporation's principal executive office, as fixed by the board of directors from time to time.

     Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records of the corporation shall, to the extent provided by law, be open to inspection of directors, shareholders, and voting trust certificate holders, in the manner provided by law.

     Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS. This corporation shall keep in its principal executive office in California, or, if its principal executive office is not within the State of California, at its principal business office in California, the original and a copy of these By-Laws as amended or otherwise altered to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the -principal executive office of this corporation is outside this State and the corporation has no principal business office in this State, it shall upon written request of any shareholder furnish to such shareholder a copy of these By-Laws as amended to date.

                                  ARTICLE VII
                                   AMENDMENTS

     Section 1. AMENDMENTS. By-Laws of this corporation may be adopted, amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation; provided, however, that any by-law amended which reduces the number of directors or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. Subject to the right of shareholders to adopt, amend, or repeal by-laws, by-laws (other than a by-law or amendment thereof changing the authorized number of directors) may be adopted, amended or repealed by the board of directors.

     Section 2. RECORDATION. If any by-law is adopted, amended or repealed, such action shall be recorded in the by-law section of the minute book in the appropriate place.



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                                  ARTICLE VIII
                                 CORPORATE SEAL

     The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "California."

     THIS IS TO CERTIFY: That I am the duly elected, qualified and acting Secretary of said corporation and that the foregoing By-Laws were adopted as the By-Laws of said corporation on the 31st day of August, 1988.





                                        /s/ J. Macdonald
                                        ---------------------------------------
                                                       Secretary


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AS AMENDED:
Stockholders Consent dated February 9, 1990
Article IV, Section 1

          (h) All bonds, notes and other evidences of indebtedness of the Corporation shall be signed (1) by the Treasurer and any one of the following named officers: the President, and Vice President or Secretary; or (2) by such officer of officers of this Corporation or such other person or persons as the Board of Directors shall by resolution prescribe.

          (i) Checks, drafts and orders for the payment of money (except as hereinafter provided) shall be signed (1) by any two of the following named officers: the President, a Vice-President, the Secretary, the Treasurer; or (2) by the President or the Secretary or the Treasurer and by any Vice-President or an Assistant Secretary or an Assistant Treasurer; or (3) by such other officer or officers of this Corporation or such other person or persons as the Board of Directors shall by resolution prescribe.

          (j) Checks, drafts and orders for the payment of money drawn on special funds, such as collection accounts, construction accounts, operating accounts, custodian accounts and other accounts of a similar nature may be signed as provided in subdivision (1) of this Section or by such two employees of the Corporation as the Treasurer may from time to time designate and appoint by an instrument in writing.

     Notwithstanding the foregoing, if special funds of the nature described herein are established and maintained in banks located outside the United States, the Treasurer may from time to time designate individually an employee of the Corporation, an agent or an attorney in fact to sign checks, drafts and money orders for the payment of money drawn from such special funds.

          (k) Checks, drafts and orders for the payment of money dram on salary and payroll accounts and on petty cash accounts may be signed as provided in subdivision (i) of this Section, or by the President, a Vice-President or the Treasurer, or by such employee or employees of the Corporation as the Treasurer may from time to time designate and appoint by an instrument in writing. A facsimile signature of the Treasurer or facsimile signatures of employees designated and appointed pursuant to this subdivision may be affixed to such checks, drafts and orders by means of a check-signing machine, as approved by the Treasurer.

          (l) The Board of Directors, the President, a Vice-President or the treasurer, at any time and from time to time may rent or authorize the renting of safe deposit boxes in banks, trust companies or safe deposit companies and may confer the right of access to such safe deposit boxes upon such person or persons as he or she may deem advisable.